Exhibit 10.29

NUTRALIFE BIOSCIENCES, INC.

INVESTMENT AGREEMENT

This Investment Agreement (the “Investment Agreement”) is made and effective as of the day set forth on the signature page hereto by and between NutraLife BioSciences, Inc., a Florida corporation (“NutraLife”), PhytoChem Technologies, Inc. (“PhytoChem”), a Florida corporation (NutraLife and PhytoChem are collectively referred to herein as the “Company”), and Kahn Family Limited PT II (the “Purchaser”). The Company and the Purchaser are referred to herein collectively as the “Parties”, or individually as a “Party”.

RECITALS

WHEREAS, the Company obtained certain rights to commercialize and monetize certain technology and phytoextractor equipment known as the Ennea Processor (“Ennea” or “Ennea Processor”) pursuant to an agreement by and between Owen J. Morgan (“Morgan”) and the Company dated February 4, 2019 (the “Morgan Agreement”.

WHEREAS, the Ennea Processor uses certain technologies to separate, process and/or extract bioactive compounds including cannabinoids from hemp and other plants to remove and/or modify, purify, dilute and extract bioactive ingredients and/or remove unwanted substances to produce finished products for a variety of applications as more fully described on Exhibit A hereto;

WHEREAS, the Company requires capital to manufacture, purchase, monetize and/or commercialize the Ennea;

WHEREAS, the Company desires to issue and sell, and the Purchaser desires to purchase a full recourse secured convertible promissory note attached hereto as Exhibit B (the “Note”) bearing interest at the rate of eight and one half percent (8.5%) per annuum (the “Interest”) in the principal amount of $1,000,000 (“Principal” or the “Principal Amount”) and the Company intends to use the Note proceeds to manufacture, purchase, monetize and/or commercialize the Ennea Processors;.

WHEREAS, the first four of the Ennea Processors (“Collateral Processors”) that the Company monetizes and/or commercializes pursuant to the Morgan Agreement shall serve as collateral for the Principal Amount pursuant to the terms of the Security Agreement (the “Security Agreement”) attached hereto as Exhibit C;

WHEREAS, at any time while the Note is outstanding, the Purchaser shall have the right to convert the Note into shares of the Company’s Common Stock at the price of $1.00 per share (the “Conversion Shares”);

WHEREAS, as consideration for the purchase of the Note, the Company shall (i) pay to the Purchaser the Interest as set forth in the Note, (ii) issue to the Purchaser, 500,000 shares of its Common Stock, $.0001 par value per share (the “Common Shares”), and (iii) grant the Purchaser eight and one half percent (8.5%) of the revenue generated from the Collateral Processors (the “Royalty”) while the Principal Amount is outstanding and five percent (5%) thereafter as set forth in the Royalty Agreement (the “Purchaser Royalty Agreement”) attached hereto as Exhibit D;

WHEREAS, the Principal Amount shall be secured by a mortgage on certain real property (the “Mortgage”) attached hereto as Exhibit E pledged by a third party the (“Pledgor”) and such Mortgage shall be reduced by any and all consideration of any nature that is paid by the Company to the Purchaser under the Transaction Documents (as defined herein); and

WHEREAS, The Company shall pay the Pledgor certain consideration for the pledge of the Collateral pursuant to the terms of the Pledge Agreement attached as Exhibit F (the “Pledge Agreement”).

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Investment Agreement agree as follows:

ARTICLE 1. RECITALS.

ARTICLE 1.1 RECITALS. The above recitals are true and correct and made a part hereof.

ARTICLE 2. DEFINITIONS.

ARTICLE 2.1 SECURITIES. The Note, the Common Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

ARTICLE 2.2 CAPITALIZED TERMS. The Note, Security Agreement, Purchaser Royalty Agreement, Pledge Agreement, Mortgage and Pledgor Royalty Agreement are referred to as the “Ancillary Agreements.” This Investment Agreement and the Ancillary Agreements shall be referred to collectively as the “Transaction Documents.”

Any capitalized term not defined herein shall have the meaning ascribed to it in Transaction Documents.

ARTICLE 3. CONSIDERATION PAID TO THE PURCHASER.

ARTICLE 3.1 ADDITIONAL CONSIDERATION. In addition to the Company’s repayment of the Principal Amount and the payment of Interest to the Company as set forth in the Note, the Company shall pay the following additional consideration to the Purchaser: (i) 500,000 of the Company’s Common Shares upon execution hereof, and (ii) the Royalty pursuant to the terms and conditions set forth in the Purchaser Royalty Agreement.

ARTICLE 3.2 SECURITIES CONSIDERATION. The Common Shares upon issuance to the Purchaser will be duly authorized and, when issued and paid for in accordance with this Investment Agreement and the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of its common stock issuable upon the conversion of the Note.

ARTICLE 4. PURCHASE AND SALE OF THE NOTE.

ARTICLE 4.1 CLOSING. Subject to the terms and conditions of this Investment Agreement and the Note, the Purchaser agrees to purchase at the Closing (as defined in 4.2 below) and the Company agrees to sell and issue to the Purchaser, the Note in the Principal Amount.

ARTICLE 4.2 PLACE & TIME FOR CLOSING. The purchase and sale of the Note shall take place at the offices of the Company set forth on the signature page hereto on June 6, 2019, or at such other time and place as the Company and the Purchaser mutually agree upon orally or in writing (which time and place are designated as the “Closing”).

ARTICLE 4.3 CLOSING DELIVERIES. At the Closing, the Company shall deliver to the Purchaser signed copies of this Investment Agreement, the Common Shares and the Ancillary Agreements duly executed according to their terms. At the Closing, the Purchaser shall deliver to the Company funds representing the Principal Amount and signed copies of this Investment Agreement and the Ancillary Agreements duly executed according to their terms.

ARTICLE 5. SECURITY & COLLATERAL.

ARTICL 5.1 THE COLLATERAL PROCESSORS AS SECURITY. The Principal Amount shall be secured by the Collateral Processors in accordance with the provisions of the Note and Security Agreement.

ARTICLE 5.2 REAL PROPERTY. The Principal Amount shall be further secured by certain real property under the terms of the Pledge Agreement and Mortgage and such Mortgage shall be reduced by any and all by all consideration of any nature that is paid to the Purchaser by the Company under the Transaction Documents.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

ARTICLE 6.1 COMPANY REPRESENTATIONS. The Company hereby represents and warrants to the Purchaser that:

(i) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted (the “Business”). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(ii) AUTHORIZATION. All corporate action required on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Investment Agreement and the Ancillary Agreements and the authorization, sale, issuance, and delivery of this Investment Agreement and the Ancillary Agreements and the performance of all obligations of the Company hereunder and under the Ancillary Agreements has been taken or will be taken prior to the Closing. This Investment Agreement, and each of the Ancillary Agreements, when executed and delivered, shall constitute valid and legally binding agreements, enforceable in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(iii) ISSUANCE OF THE SECURITIES. The Securities upon issuance to the Purchaser will be duly authorized and, when issued and paid for in accordance with this Investment Agreement and the Ancillary Agreements, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of its common stock issuable upon the conversion of the Note.

ARTICLE 6.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

(i) AUTHORIZATION. The Purchaser has full power and authority to enter into this Investment Agreement. This Investment Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(ii) PURCHASE ENTIRELY FOR OWN ACCOUNT. This Investment Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Investment Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Investment Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(iii) KNOWLEDGE. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(iv) RESTRICTED SECURITIES. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(v) LEGENDS. The Purchaser understands that the Securities may bear one or all of the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(v) ACCREDITED INVESTOR. The Purchaser is an Accredited Investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

ARTICLE 7. CONDITIONS TO CLOSING.

ARTICLE 7.1 OBLIGATION TO EXECUTE ANCILLARY AGREEMENTS. The obligations of the Purchaser and the Company under this Investment Agreement are subject to the execution of the Ancillary Agreements by the parties thereto at or prior to the Closing.

ARTICLE 8. MISCELLANEOUS.

ARTICLE 8.1 ASSIGNMENT; SUCCESSORS AND ASSIGNS. The terms and conditions of this Investment Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

ARTICLE 8.2 WAIVER OF CONFLICTS. The Company and the Purchaser each acknowledge that the Pledgor, Brenda Hamilton and her law firm, Hamilton & Associates Law Group, P.A has in the past performed, and may continue to perform, legal and/or consulting services for the Company in connection with the Transaction Documents and the matters and transactions described in this Investment Agreement as well as in matters unrelated to the Transaction Documents. Accordingly, the Company and Purchaser each hereby acknowledges that they have been advised by Brenda Hamilton & Hamilton & Associates Law Group, P.A. to seek the advice of independent legal counsel in connection with the Transaction Documents including with respect to the Pledge Agreement, Mortgage and Pledgor Royal Agreement in which Brenda Hamilton is a Party and the transactions contemplated thereby. Additionally, the Company and Purchaser each acknowledge that they have had an opportunity to ask for information relevant to this disclosure and has consulted with independent legal counsel or has had the opportunity to do so and gives its informed consent to Brenda Hamilton & Hamilton & Associates Law Group, P.A. representation of and/or performance of services for the Company in the connection with the Transaction Documents and transactions contemplated thereby.

ARTICLE 8.3 GOVERNING LAW AND JURISDICTION. This Investment Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflict law applicable to contracts made and to be performed with such state. Each of the parties hereto accepts for itself to the jurisdiction of Palm Beach County Florida and irrevocably consents to such jurisdiction in any proceedings and waives any objection to venue laid therein. Any controversy or claim arising out of or relating of this Investment Agreement shall be settled by binding arbitration administered by the American Arbitration Association and judgment on the award entered in any court having jurisdiction. The arbitration proceedings shall be conducted before a panel of three neutral arbitrators in Palm Beach County, Florida all of whom shall be members of the bar of the state of Florida, actively engaged in the practice of law for at least ten (10) years. Either Party hereto may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy otherwise resolved. Either Party may, without waiving any remedy under this Investment Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the arbitral tribunal’s determination of the merits of the controversy. Each party shall bear its own costs, expenses and attorney fees and an equal share of the arbitrators’ and administrative fees of arbitration. Except as may be required by law, neither a party nor an arbitrator may disclose the existence content or results of any arbitration hereunder without the prior written consent of the Parties. All documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy, available for the inspection only of the Parties to this Investment Agreement and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. In consideration for and as a material condition of this Investment Agreement, each Party agrees that final and binding arbitration is the exclusive means for resolving any claim or controversy arising out of or related to this Investment Agreement. This Investment Agreement is a waiver of all rights the Parties may have to a civil court action. Accordingly, only an arbitrator, not a judge or jury, will decide the dispute, although the arbitrator has the authority to award any type of relief that could otherwise be awarded by a judge or jury.

ARTICLE 8.4 COUNTERPARTS. This Investment Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Investment Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Investment Agreement, if the Party sending such facsimile, e-mail or other means of electronic transmission has received express confirmation that the recipient Party received the Investment Agreement, not merely an electronic facsimile confirmation or automatic e-mail reply.

ARTICLE 8.5 TITLES AND SUBTITLES. The titles and subtitles used in this Investment Agreement are used for convenience only and are not to be considered in construing or interpreting this Investment Agreement.

ARTICLE 8.6 FORCE MAJEURE. The Company shall not be liable or responsible to Purchaser, nor be deemed to have defaulted under or breached this Investment Agreement, for any failure or delay in fulfilling or performing any term of this Investment Agreement, if such failure or delay is caused by or results from acts beyond the Company’s control, including: (i) acts of nature; (ii) flood, fire, hurricane, earthquake or explosion; (iii) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (iv) actions, embargos or blockades in effect on or after the date of this Investment Agreement; (v) national or regional emergency; (vi) strikes, labor stoppages or slowdowns or other industrial disturbances; (vii) shortages of or delays in receiving raw materials; or (viii) shortage of adequate power or transportation facilities (each, a “Force Majeure Event”).

ARTICLE 8.7 NOTICES. Any notice required or permitted by this Investment Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the Party to be notified at such Party’s address or facsimile number as set forth on the signature page hereto or as subsequently modified by written notice.

ARTICLE 8.8 AMENDMENTS AND WAIVERS. Any term of this Investment Agreement may only be amended or waived with the written consent of the Company and the Purchaser.

ARTICLE 8.9 SEVERABILITY. If one or more provisions of this Investment Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Investment Agreement, (ii) the balance of the Investment Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Investment Agreement shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Parties hereto have executed this Investment Agreement on June 6, 2019.

NUTRALIFE BIOSCIENCES, INC.		KAHN FAMILY LIMITED PT II

By:		By:
	Edgar Ward, Chief Executive Officer		(Signature)

PHYTOCHEM TECHNOLOGIES, INC.			(Print Name)

By:
	Edgar Ward, Chief Executive Officer		(Print Title)

	Address for Notice:		Address for Notice:
	NutraLife Biosciences, Inc.		_________________________________
	Attn: Edgar Ward, Chief Executive Officer		_________________________________
	6601 Lyons Rd. L-6		_________________________________
	Coconut Creek, Fl. 33073		Phone: _________________________________
	edgar@NutraFuels.com		Email: _________________________________